UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 10, 2019

AquaVenture Holdings Limited

(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (BVI) Limited
Commerce House, Wickhams Cay 1
P.O. Box 3140 Road Town
British Virgin Islands VG1110
(Address of principal executive office)

(813) 855-8636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Ordinary Shares	WAAS	New York Stock Exchange (NYSE)

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2019, AquaVenture Holdings Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 4,100,000 shares (the “Shares”) of the Company’s ordinary shares (the “Ordinary Shares”). All of the Shares are being sold by the Company. The offering price to the public is $16.88 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $16.1204 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $65.5 million (assuming the Underwriters do not exercise their option to purchase additional shares referenced below). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 615,000 Ordinary Shares at the same price per share as the Shares.

The Shares will be issued pursuant to the Company’s effective shelf registration statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2019, as amended (File No. 333-230195). A prospectus supplement relating to the offering has been filed with the SEC. The offering is expected to close on July 15, 2019, subject to satisfaction of customary closing conditions.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the legal opinion and consent of Conyers Dill & Pearman relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On July 8, 2019, the Company issued a press release announcing the public offering. On July 10, 2019, the Company issued a press release announcing the pricing of the public offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated July 10, 2019, among AquaVenture Holdings Limited and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC as representatives of the underwriters named therein

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

99.1	Press Release of AquaVenture Holdings Limited dated July 8, 2019

99.2	Press Release of AquaVenture Holdings Limited dated July 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2019	AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Lee S. Muller
Chief Financial Officer
(Principal Financial Officer)